Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 18, 2012

AMERIGROUP Corporation

4425 Corporation Lane

Virginia Beach, VA 23462

Re:     AMERIGROUP Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to AMERIGROUP Corporation, a Delaware corporation (the “Company”), in connection with the public offering of $75,000,000 aggregate principal amount of the Company’s 7.50% Senior Notes due 2019 (the “Securities”) to be issued under the Indenture, dated as of November 16, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 16, 2011 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-178447) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2011 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

AMERIGROUP Corporation

January 18, 2012

(b) the prospectus, dated December 12, 2011 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c) the preliminary prospectus supplement, dated January 12, 2012 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d) the prospectus supplement, dated January 12, 2012 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e) issuer free writing prospectus (as defined in Rule 433(h)(1) of the Rules and Regulations) as filed with the Commission on January 12, 2012, relating to the Securities (the “Free Writing Prospectus”);

(f) an executed copy of the Underwriting Agreement, dated January 12, 2012 (the “Underwriting Agreement”), between the Company and Goldman, Sachs & Co., relating to the sale by the Company to Goldman, Sachs & Co. of the Securities;

(g) an executed copy of the Base Indenture;

(h) an executed copy of the First Supplemental Indenture;

(i) an executed copy of the global certificate evidencing the Securities (the “Note Certificate”) delivered by the Company to the Trustee for authentication and delivery;

(j) an executed copy of a certificate of Nicholas J. Pace, Executive Vice President, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(k) a copy of the Company’s Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware as of November 1, 2011, and certified pursuant to the Secretary’s Certificate;

(l) a copy of the Company’s Amended and Restated By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate; and

AMERIGROUP Corporation

January 18, 2012

(m) a copy of certain resolutions of the Board of Directors of the Company, adopted on October 19, 2011 and November 10, 2011, and certain resolutions of the Pricing Committee thereof, adopted on January 10, 2012, in each case certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) the laws of the State of New York, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

The Indenture and the Note Certificate are referred to herein collectively as the “Transaction Agreements.”

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and duly executed by the Company under the DGCL, and assuming it was duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate constitutes the valid and binding obligation of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms under the laws of the State of New York.

AMERIGROUP Corporation

January 18, 2012

The opinions stated herein are subject to the following qualifications:

1. the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

2. except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the compliance or non-compliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any such party to any of the Transaction Agreements;

3. except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms; and

4. to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are rendered solely in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and Rule 327(b) of New York Civil Practice Law and Rules and are subject to the qualification that such enforceability may be limited by, in each case, the terms of such sections 5-1401 and 5-1402, as well as by principles of public policy, comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that neither the execution and delivery by the Company of the Transaction Agreements nor the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject or (iv) requires the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof, and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the

AMERIGROUP Corporation

January 18, 2012

Preliminary Prospectus and the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP